Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-130680 and 333-138244) and Form S-8 (File Nos. 333-134392, 333-143054, 333-167888) of Sajan, Inc. and Subsidiaries of our report dated March 29, 2013, relating to the consolidated financial statements, which appears on page 33 of this annual report on Form 10-K for the year ended December 31, 2012.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

March 29, 2013